UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2009
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)
Georgia
Georgia
(State or other jurisdiction of incorporation)
1-12080
0-28226
(Commission File Number)
58-1550675
58-2053632
(IRS Employer Identification Number)
4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327
(Address of principal executive offices)
Registrant’s telephone number, including area code (404) 846-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 20, 2009, Post Apartment Homes, L.P., the operating partnership of Post Properties, Inc., issued a press release announcing the expiration and final results of its previously announced cash tender offer to purchase any and all of its outstanding 7.70% Notes due 2010 (the “2010 Notes”) and 5.125% Notes due 2011 (the “2011 Notes”). $84,495,000 in aggregate principal amount of the 2010 Notes, representing approximately 46% of the outstanding 2010 Notes and $90,363,000 in aggregate principal amount of the 2011 Notes, representing approximately 90% of the outstanding 2011 Notes, were validly tendered and not validly withdrawn in the tender offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1      Press Release dated February 20, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 20, 2009

POST PROPERTIES, INC.
By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 20, 2009

POST APARTMENT HOMES, L.P.
By:	POST GP HOLDINGS, INC.,
as General Partner

By:	/s/ David P. Stockert David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Index
99.1	Press Release dated February 20, 2009